                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AMCORE Financial, Inc., a Nevada corporation, which is about to file Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C., 20549 under the Securities Act of 1933, as amended, for the issuance of shares of Common Stock, par value $.33 per share, upon the exercise of options, stock appreciation rights, performance units, restricted stock awards, stock bonus awards and such other awards under the 1995 Country Bank Shares Corporation Non-Qualified Stock Option Agreements hereby constitutes and appoints ROBERT J. MEULEMAN and JOHN R. HECHT, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, from them and in their name, place and stead, in any and all capacities, to sign the Registrant's Registration Statement on Form S-8 and other documents in connection therewith with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, know that the undersigned as a director or officer has hereunto set his hand as of this 15th day of August, 1997.


       Signature                                     Title                                 Date
       ---------                                     -----                                 ----

/s/ Robert J. Meuleman                 Director, President and Chief Executive          August 15,
----------------------------------     Officer (principal executive officer)            1997
   (Robert J. Meuleman)

/s/ John R. Hecht                      Senior Vice President and Chief Financial        August 15,
----------------------------------     Officer (principal financial officer and         1997
     (John R. Hecht)                   principal accounting officer)


/s/  Milton R. Brown                                Director                            August 15,
----------------------------------                                                      1997
    (Milton R. Brown)

/s/ Lawrence E. Gloyd                               Director                            August 15,
----------------------------------                                                      1997
   (Lawrence E. Gloyd)

/s/  William R. McManaman                           Director                            August 15,
----------------------------------                                                      1997
    (William R. McManaman)

/s/  Jack D. Ward                                   Director                            August 15,
----------------------------------                                                      1997
     (Jack D. Ward, Esq.)

/s/   Richard C. Dell                               Director                            August 15,
----------------------------------                                                      1997
      (Richard C. Dell)

/s/   Robert A. Doyle                               Director                            August 15,
----------------------------------                                                      1997
      (Robert A. Doyle)